Exhibit 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-139542) of Dyadic International, Inc.;
(2) Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 (Form S-3 No. 333-121738) of Dyadic International, Inc.;
(3) Registration Statement (Form S-8 No. 333-122339) pertaining to the 2001 Equity Compensation Plan of Dyadic International, Inc.; and
(4) Registration Statement (Form S-8 No. 333-136676) pertaining to the 2006 Stock Option Plan of Dyadic International, Inc.

of our report dated March 28, 2007, with respect to the consolidated financial statements of Dyadic International, Inc. and subsidiaries included in this Annual Report (Form 10-KSB) of Dyadic International, Inc. for the year ended December 31, 2006.

/s/ Ernst & Young LLP
                                                                    Certified Public Accountants

West Palm Beach, Florida
March 28, 2007